UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2024

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	file number)	identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CVBF	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2024, CVB Financial Corp. (“CVB”) and its principal subsidiary, Citizens Business Bank (the “Bank” and with CVB, the “Company”), entered into a Second Amended and Restated Employment Agreement (the “Second Amended and Restated Employment Agreement”) with David A. Brager, the Company’s President and CEO. This Second Amended and Restated Employment Agreement represents the renewal and extension of the Company’s existing Amended and Restated Employment Agreement with Mr. Brager dated July 20, 2022 (the “Amended and Restated Employment Agreement”) to June 30, 2027. Although the Amended and Restated Employment Agreement was not due to expire until June 30, 2025, the Company’s Board of Directors deemed it to be in the Company’s best interests to engage in the early renewal of Mr. Brager’s employment arrangements in the form of the Second Amended and Restated Employment Agreement at this time.

Mr. Brager is 57 years old and initially assumed the position of Chief Executive Officer of the Company on March 16, 2020. His title and position were subsequently expanded to include the roles of President and Chief Executive Officer in November 2021. Mr. Brager has been employed by the Company since 2003, including serving as Executive Vice President and Sales Division Manager of the Bank from 2010 to 2020.

As in the case of the Amended and Restated Employment Agreement, the Second Amended and Restated Employment Agreement provides that Mr. Brager shall be employed for a term of three years, in this instance ending on June 30, 2027, with successive renewal terms for one-year periods thereafter in each case unless terminated by either the Company or Mr. Brager.

Mr. Brager’s base salary is set at the annualized level of $915,000 at the commencement of the renewed term. The Company’s Compensation Committee will evaluate Mr. Brager’s and the Company’s performance annually, and the Company’s Compensation Committee may adjust Mr. Brager’ base salary upward from time to time in its sole discretion. During the term of the Second Amended and Restated Employment Agreement, Mr. Brager will continue to be eligible to participate each year in the Company’s Executive Performance Compensation Plan adopted under the Company’s 2023 Executive Incentive Plan, with a target bonus opportunity of 120% of base salary and with a maximum bonus under such plan of 180% of Mr. Brager’s base salary, depending on the Company’s and Mr. Brager’s achievement of performance goals and the Compensation Committee’s evaluation of Mr. Brager’s overall performance.

In addition, and in accordance with the terms of the Company’s 2018 Equity Incentive Plan, the Second Amended and Restated Employment Agreement provides for CVB’s Compensation Committee to make additional Time RSU, Performance RSU and/or stock option or restricted stock grants to Mr. Brager annually during the term of the Second Amended and Restated Employment Agreement, with an expected annual target grant date value of the underlying equity of one hundred eighty percent (180%) of Mr. Brager’s annual base salary at time of grant, and with a minimum annual grant date value of one hundred fifty percent (150%) of Mr. Brager’s annual base salary at time of grant, in such forms of awards and on such terms as may be determined from time to time by CVB’s Compensation Committee.

The performance criteria and performance targets for the Performance RSUs are to be established by CVB’s Compensation Committee and set forth in an award agreement as of the grant date. Except as described below, the Performance RSUs will vest, based on performance, at the end of the three-year performance period only if Mr. Brager continues in employment with the Company through such date.

The Second Amended and Restated Employment Agreement provides that, if Mr. Brager is terminated without “cause” (other than by reason of his death or disability), he is to be paid an amount equal to the sum of two times (2x) his annual base pay plus two times (2x) his average annual bonus granted for the preceding two calendar years during his tenure as the Company’s President and Chief Executive Officer, which amount is payable over 18 months. Mr. Brager’s receipt of any severance benefits pursuant to the terms of the Second Amended and Restated Employment Agreement (including severance benefits upon a “change-in-control” described below) is conditioned upon his execution of a release of claims in favor of the Company.

In the event Mr. Brager is terminated without “cause” within 180 days before a “change-in-control” or within 12 months after a “change-in-control” or resigns for “good reason” within 12 months after a “change-in-control” (as such terms are defined in the Second Amended and Restated Employment Agreement), he is to be paid an amount equal to the sum of two times (2x) his annual base pay plus two times (2x) his average annual bonus granted for the preceding two calendar years during his tenure as the Company’s President and Chief Executive Officer, which amount is payable over 18 months.

In addition, upon a change-in-control, with or without Mr. Brager’s termination of employment, Mr. Brager’s unvested options and Time RSUs are to vest immediately; Mr. Brager’s Performance RSUs for any performance period for which less than two years have been completed prior to the change-in-control are to vest immediately at the target number of shares established in the applicable grant; and Mr. Brager’s Performance RSUs for any performance period that has ended or for which at least two years of the performance period have been completed prior to the change-in-control are to vest immediately for the number of shares based on actual performance during the performance period or the completed portion of the performance period. Moreover, in the event of termination of employment in connection with a change in control of CVB or CBB, Mr. Brager’s severance pay is increased to include the cost equivalent of 24 months of medical and dental coverage.

Furthermore, in the event that Mr. Brager dies or becomes permanently disabled during his tenure as the Company’s President and CEO, Mr. Brager’s unvested options, Time RSUs and Performance RSUs would vest in full, with the Performance RSUs to vest at the target number of shares established in the applicable grant.

The foregoing summary of the Second Amended and Restated Employment Agreement is qualified in its entirety by reference to such Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement by and among CVB Financial Corp. and Citizens Business Bank, on the one hand, and David A. Brager, on the other hand, dated July 1, 2024.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: July 1, 2024	By:	/s/ E. Allen Nicholson
E. Allen Nicholson
Executive Vice President and Chief Financial Officer

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